As filed with the Securities and Exchange Commission on October 27, 2010

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROYAL CARIBBEAN CRUISES LTD.

(Exact name of registrant as specified in its charter)

Republic of Liberia	98-0081645
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida 33132

(Address of principal executive offices) (Zip Code)

ROYAL CARIBBEAN CRUISES LTD.

2008 EQUITY INCENTIVE PLAN

(Full title of the plan)

BRADLEY H. STEIN, ESQ.

Senior Vice President, General Counsel, Secretary

Royal Caribbean Cruises Ltd.

1050 Caribbean Way

Miami, Florida 33132

(Name and address of agent for service)

(305) 539-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, and non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
Securities to		Maximum	Maximum
be	Amount to be	Offering Price	Aggregate	Amount of
Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee

Common Stock, par value $.01	6,000,000
per share	shares	U.S.$33.75	U.S.$202,500,000	US$14,438.25

(1) This Registration Statement registers an additional 6,000,000 shares of common stock, par value $.01 per share (“Common Stock”), for issuance under the Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan (the “Plan”). In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of additional shares of Common Stock which may be issued under the Plan as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of the Royal Caribbean Cruises Ltd. common stock as reported on the New York Stock Exchange on October 20, 2010.

EXPLANATORY NOTE

Royal Caribbean Cruises Ltd. (the “Company”) has filed this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Act”), the offer and sale of 6,000,000 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), under the Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan (the “Plan”). On February 4, 2009, the Company filed a registration statement on Form S-8 (File No. 333-157097) (the “Prior Registration Statement”) to register under the Act the offer and sale of 5,000,000 shares of Common Stock under the Plan. Effective upon the approval of the Company’s shareholders on May 20, 2010, the Plan was amended to increase the number of shares reserved for issuance thereunder from 5,000,000 shares to 11,000,000 shares. This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”), are hereby incorporated in this Registration Statement by reference:

a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;
b)	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010;
c)	The Definitive Proxy Statement for the Company’s 2010 annual meeting of shareholders filed with the Commission on April 9, 2010;
d)	The Company’s Current Reports on Form 8-K filed with the Commission on March 19, 2010 and May 24, 2010; and
e)

The description of the Company’s Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A filed with the Commission on April 15, 1993.

Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing by the Company of a post-effective amendment hereto which indicates that all shares of Common Stock being offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such document.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Bradley H. Stein, Esq., Senior Vice President, General Counsel, and Secretary of the Company.

Item 8.	Exhibits.

The documents listed hereunder are filed as exhibits hereto.

Exhibit
Number	Description of Document

4.1

Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 filed on July 25, 2008)

4.2

Amendment No. 1 to the Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 filed on July 23, 2010)

4.3

Restated Articles of Incorporation of the Company, as amended (composite) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (File No. 333-136186) filed on July 31, 2006)

4.4	Restated By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 31, 2006)

5.1	Opinion of Bradley H. Stein, Esq., General Counsel to the Company
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm
23.2	Consent of Bradley H. Stein, Esq. (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, as of the 26th day of October, 2010.

Royal Caribbean Cruises Ltd.

/s/ Brian J. Rice

By: _________________________

Brian J. Rice

Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated:

Signature	Title	Date

/s/ Richard D. Fain Richard D. Fain	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 26, 2010

/s/ Brian J. Rice Brian J. Rice	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 26, 2010

/s/ Henry L. Pujol Henry L. Pujol	Vice President and Controller (Principal Accounting Officer)	October 26, 2010

* Morten Arntzen	Director	October 26, 2010

* Bernard W. Aronson	Director	October 26, 2010

* William L. Kimsey	Director	October 26, 2010

* Laura Laviada	Director	October 26, 2010

* Gert W. Munthe	Director	October 26, 2010

* Eyal Ofer	Director	October 26, 2010

* Thomas J. Pritzker	Director	October 26, 2010

* William K. Reilly	Director	October 26, 2010

* Bernt Reitan	Director	October 26, 2010

* Arne Alexander Wilhelmsen	Director	October 26, 2010

*	By:
/s/ Brian J. Rice

________________________________

Name: Brian J. Rice

Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Document
5.1	Opinion of Bradley H. Stein, Esq., General Counsel to the Company

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm

23.2	Consent of Bradley H. Stein, Esq. (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney